UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 2, 2016

KENNEDY-WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

151 S. El Camino Drive Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD
On March 2, 2016, Kennedy Wilson Europe Real Estate plc (“KWE,” LSE: KWE) issued a release with respect to its payment of the performance fee and the stock portion of the quarterly management fee due to KW Investment Management Ltd., its external manager and a wholly-owned subsidiary of Kennedy-Wilson Holdings, Inc. (the “Company”). A copy of the release is furnished herewith as Exhibit 99.1

The information in this report (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 8.01. OTHER EVENTS
On March 1, 2016, the Company received a total of 2,868,267 ordinary shares from KWE that KWE purchased in the open market, as full payment and satisfaction of the performance fee that it earned for the year ended December 31, 2015 and part payment of the quarterly management fee for the quarter ended December 31, 2015. In addition to such shares, on March 1, 2016, the Company purchased an additional 6,867 ordinary shares of KWE on the London Stock Exchange. After such transactions, the Company owns approximately 20.27% of the total issued share capital of KWE. A wholly-owned subsidiary of the Company incorporated in Jersey also serves as KWE’s external manager pursuant to an investment management agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Kennedy Wilson Europe Real Estate plc RNS release dated March 2, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2016	Kennedy-Wilson Holdings, Inc. By: /S/ JUSTIN ENBODY Justin Enbody Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Kennedy Wilson Europe Real Estate plc RNS release dated March 2, 2016.